Exhibit (i)

February 23, 2024

iShares Trust

c/o BlackRock Fund Advisors

400 Howard Street

San Francisco, CA 94105

Re:	iShares Trust Funds Identified on Exhibit A

Ladies and Gentlemen:

We have acted as special Delaware counsel for iShares Trust, a Delaware statutory trust (the “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)

The Certificate of Trust of the Trust, as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on December 16, 1999, as amended and restated by the Restated Certificate of Trust of the Trust (as amended and restated, the “Certificate of Trust”), as filed with the Secretary of State on September 15, 2006;

(b)

The Agreement and Declaration of Trust, dated December 16, 1999, made by the trustee named therein, as amended and restated by the Agreement and Declaration of Trust, dated September 13, 2006, made by the trustees named therein, as further amended and restated by the Amended and Restated Agreement and Declaration of Trust, dated September 24, 2008, made by the trustees named therein, as further amended and restated by the Amended and Restated Agreement and Declaration of Trust, dated September 17, 2009 (as amended and restated on such date, the “Trust Instrument”), made by the trustees named therein;

(c)	Post-Effective Amendment No. 2,707 (the “Amendment”), to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about

iShares Trust

February 23, 2024

the date hereof, to the Trust’s Registration Statement on Form N-1A (File Nos. 333-92935 and 811-09729), filed with the SEC on December 16, 1999 (as amended by the Amendment, the “Registration Statement”);

(d)

The Amended and Restated By-Laws of the Trust, as approved by the Board of Trustees of the Trust (the “Board”) on December 8, 2006, as further amended and restated by the Amended and Restated By-Laws of the Trust, as approved by the Board on August 13, 2009, as further amended and restated by the Amended and Restated By-Laws of the Trust in effect on the date hereof as approved by the Board on April 20, 2010 (as amended and restated on such date, the “By-laws”);

(e)	The Policy and Procedures Regarding the Naming of iShares Funds delegating naming determinations for series of the Trust to BlackRock Fund Advisors and its affiliated investment advisors;

(f)

Copies of certain resolutions adopted by the Board with respect to the creation of certain series of the Trust (each, a “Fund,” as identified on Exhibit A attached hereto) and the issuance of certain shares of beneficial interest in each Fund (each, a “Share” and collectively, the “Shares”);

(g)	A certificate of an officer of the Trust, dated as of February 23, 2023, relating to the filing of Post-Effective Amendment 2,621 with the SEC;

(h)	A certificate of an officer of the Trust with respect to certain matters, dated on or about the date hereof; and

(i)	A Certificate of Good Standing for the Trust, dated February 22, 2024, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Instrument. The resolutions identified in paragraph (f) and in the officer’s certificates described in (g) and (h) above are collectively referred to herein as the “Resolutions.”

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (i) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (i) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

iShares Trust

February 23, 2024

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the Trust Instrument constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Instrument, the By-laws and the Certificate of Trust are in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties (other than the Trust) to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the payment by each Person to whom a Share has been or is to be issued by the Trust (collectively, the “Shareholders”) for such Share, in accordance with the Trust Instrument, the Resolutions and as contemplated by the Registration Statement, (vii) that the officers of the Trust acted within their authority when registering the names of the Funds as such names appear in the Registration Statement, and (viii) that the Shares have been and are issued and sold to the Shareholders in accordance with the Trust Instrument and the Resolutions and as contemplated by the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et. seq.

2. The Shares of the Trust have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable beneficial interests in the Trust.

iShares Trust

February 23, 2024

We consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

RJF/MMK

EXHIBIT A

iShares Trust

Funds

iShares 0-5 Year High Yield Corporate Bond ETF

iShares 0-5 Year Investment Grade Corporate Bond ETF

iShares 0-5 Year TIPS Bond ETF

iShares 1-3 Year International Treasury Bond ETF

iShares 20+ Year Treasury Bond BuyWrite Strategy ETF

iShares Aaa - A Rated Corporate Bond ETF

iShares BB Rated Corporate Bond ETF

iShares Broad USD High Yield Corporate Bond ETF

iShares CMBS ETF

iShares Convertible Bond ETF

iShares Core 1-5 Year USD Bond ETF

iShares Core International Aggregate Bond ETF

iShares Core Total USD Bond Market ETF

iShares ESG Advanced High Yield Corporate Bond ETF

iShares Fallen Angels USD Bond ETF

iShares Floating Rate Bond ETF

iShares GNMA Bond ETF

iShares High Yield Corporate Bond BuyWrite Strategy ETF

iShares iBonds 2024 Term High Yield and Income ETF

iShares iBonds 2025 Term High Yield and Income ETF

iShares iBonds 2026 Term High Yield and Income ETF

iShares iBonds 2027 Term High Yield and Income ETF

iShares iBonds 2028 Term High Yield and Income ETF

iShares iBonds 2029 Term High Yield and Income ETF

iShares iBonds 2030 Term High Yield and Income ETF

iShares iBonds Dec 2024 Term Corporate ETF

iShares iBonds Dec 2024 Term Muni Bond ETF

iShares iBonds Dec 2024 Term Treasury ETF

iShares iBonds Dec 2025 Term Corporate ETF

iShares iBonds Dec 2025 Term Muni Bond ETF

iShares iBonds Dec 2025 Term Treasury ETF

iShares iBonds Dec 2026 Term Corporate ETF

iShares iBonds Dec 2026 Term Muni Bond ETF

iShares iBonds Dec 2026 Term Treasury ETF

iShares iBonds Dec 2027 Term Corporate ETF

iShares iBonds Dec 2027 Term Muni Bond ETF

iShares iBonds Dec 2027 Term Treasury ETF

iShares iBonds Dec 2028 Term Corporate ETF

iShares iBonds Dec 2028 Term Muni Bond ETF

iShares iBonds Dec 2028 Term Treasury ETF

iShares iBonds Dec 2029 Term Corporate ETF

iShares iBonds Dec 2029 Term Treasury ETF

iShares iBonds Dec 2029 Term Muni Bond ETF

iShares iBonds Dec 2030 Term Corporate ETF

iShares iBonds Dec 2030 Term Treasury ETF

iShares iBonds Dec 2031 Term Corporate ETF

iShares iBonds Dec 2031 Term Treasury ETF

iShares iBonds Dec 2032 Term Treasury ETF

iShares iBonds Dec 2032 Term Corporate ETF

iShares iBonds Dec 2033 Term Corporate ETF

iShares iBonds Dec 2033 Term Treasury ETF

iShares International Treasury Bond ETF

iShares Investment Grade Corporate Bond BuyWrite Strategy ETF

iShares J.P. Morgan Broad USD Emerging Markets Bond ETF

iShares J.P. Morgan USD Emerging Markets Bond ETF

iShares TIPS Bond ETF

iShares Treasury Floating Rate Bond ETF

iShares USD Green Bond ETF

iShares U.S. Fixed Income Balanced Risk Systematic ETF

iShares U.S. Treasury Bond ETF

iShares Yield Optimized Bond ETF

iShares iBonds Oct 2024 Term TIPS ETF

iShares iBonds Oct 2025 Term TIPS ETF

iShares iBonds Oct 2026 Term TIPS ETF

iShares iBonds Oct 2027 Term TIPS ETF

iShares iBonds Oct 2028 Term TIPS ETF

iShares iBonds Oct 2029 Term TIPS ETF

iShares iBonds Oct 2030 Term TIPS ETF

iShares iBonds Oct 2031 Term TIPS ETF

iShares iBonds Oct 2032 Term TIPS ETF

iShares iBonds Oct 2033 Term TIPS ETF